MOSS ADAMS LLP
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CERTIFIED PUBLIC ACCOUNTANTS                  438 First Street, Suite 320
                                              Santa Rosa, CA 95401-6339

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                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors and Stockholders of
   Healthy Planet Products, Inc.


We consent to the incorporation by reference in the registration statement of Healthy Planet Products, Inc. on Form S-8 (File No. 33-84740) of our report dated February 7, 1997, on our audits of the financial statements and financial statement schedules of Healthy Planet Products, Inc. as of December 31, 1996 and 1995, and for each of the two fiscal years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-KSB.




                                         /s/ Moss Adams LLP


Santa Rosa, California
March 24, 1997


A member of
Moores Rowland
INTERNATIONAL
An association of independent
accounting firms throughout the world.